Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Monmouth Real Estate Investment Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 28, 2017, with respect to the consolidated financial statements and schedule of Monmouth Real Estate Investment Corporation, and the effectiveness of internal control over financial reporting included in the Monmouth Real Estate Investment Corporation’s Annual Report on Form 10-K for the year ended September 30, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF O’Connor Davies, LLP

June 1, 2018

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PKF O’CONNOR DAVIES, LLP
665 Fifth Avenue, New York, NY 10022 I Tel: 212.867.8000 or 212.286.2600 I Fax: 212.286.4080 I www.pkfod.com

PKF O’Connor Davies, LLP is a member firm of the PKF International Limited network of legally independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.